U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               PROMAP CORPORATION
              (Exact name of registrant as specified in its charter)


          Colorado                       7379                 20-8096131
----------------------------  -------------------------  -------------------
(State or other jurisdiction      (Primary Standard         (IRS Employer
      of incorporation)       Industrial Classification   Identification No.)
                                     Code Number)

                              7060B S. Tucson Way
                            Centennial, Colorado 80112
                                 (720) 889-0510
                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Steven A. Tedesco
                                   President
                               Promap Corporation
                               7060B S. Tucson Way
                            Centennial, Colorado 80112
                                  (720) 889-0510
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:
                              Jon D. Sawyer, Esq.
                             Jin Schauer & Saad LLC
                        600 Seventeenth St., Suite 2700S
                             Denver, Colorado 80202
                             Office (720) 889-2211
                              Fax (720) 889-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]



If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer (__)   Accelerated filer           (__)

Non-accelerated filer   (__)   Smaller reporting company   ( X)
(Do not check if a smaller reporting company)




                         CALCULATION OF REGISTRATION FEE
____________________________________________________________________________

                                   Proposed    Proposed
                                   Maximum     Maximum
Title of Each Class   Amount       Offering    Aggregate    Amount of
of Securities to      to be        Price       Offering     Registration
be Registered (1)     Registered   Per Share   Price (2)    Fee
____________________________________________________________________________

Common Stock           2,300,000     $0.25     $575,000     $32.09
____________________________________________________________________________


(1) We intend to offer a minimum of 160,000 shares of our common stock (the "Shares") up to a maximum of 800,000 Shares. We will establish an escrow account and all proceeds will be deposited into said account until such time as the minimum subscription, or $40,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(2) This amount represents the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the Registrant and the selling shareholders. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.





                                      2




   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 27, 2009

                                  PROSPECTUS

                              PROMAP CORPORATION
                                is registering
               1,500,000 shares of its Common Stock already issued
                                 and offering
          800,000 shares of its Common Stock on a "self-underwritten,"
                             "best efforts" basis
        with a minimum of 160,000 shares and a maximum of 800,000 shares

     We are registering 1,500,000 shares for sale on behalf of selling shareholders and 800,000 shares for sale on behalf of our company. We intend to offer the 800,000 shares at $0.25 per share for up to 120 days, which may be extended an additional 90 days, after the date of this prospectus, and once this offering is closed we will deregister any shares of such 800,000 shares remaining unsold to the public by a post-effective amendment to the registration statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.

     This is the initial offering of common stock of Promap Corporation. No public market currently exists for these shares. Promap Corporation is offering for sale a minimum of 160,000 shares, up to a maximum of 800,000 shares of its common stock on a "self-underwritten," best efforts basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a price of $0.25 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90) day extension. There is no minimum amount of shares required to be purchased by any particular investor.

     Promap Corporation has operated for 22 years, but its founder and President has never devoted his full time to the business. Therefore, it is considered a company with a limited operating history. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the "Risk Factors" section, beginning on page 6.

     After our offering of 800,000 shares to the public and after a market develops for our common stock, of which there is no assurance, our selling shareholders plan to sell their shares at such prices as the market may dictate from time to time. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. There is no market price for our common stock now and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price for our public offering was arbitrarily set at $.25 per share, based on speculative concept unsupported by any other comparables.

     Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

                           Public     Underwriting
                           Offering   or Sales       Proceeds to
                           Price      Commissions    Promap Corporation
                           --------   -----------    ------------------
Common Stock (1)
Total Offering -
 Minimum Offering (2)(3)   $0.25      $ 0            $ 40,000
 Maximum Offering          $0.25      $ 0            $200,000
                                      3

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
______________________

(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) Pending the receipt and payment of any checks gathered to satisfy the $40,000 minimum, all proceeds will be held in a non-interest bearing escrow account by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock Transfer, Inc., who has the sole signature authority over this account and determines whether the minimum offering requirements are satisfied. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days. See "Use of Proceeds" and "Plan of Distribution".

(3) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $30,000. See "Use of Proceeds" and "Dilution."

                         ________________________



              Subject to Completion, Dated ________, 2009








                                      4


                              TABLE OF CONTENTS

                                                                      Page

SUMMARY OF PROSPECTUS ...........................................       7
     General Information About Our Company ......................       7
     The Offering ...............................................       7

RISK FACTORS ....................................................       9
     Risks Associated with Our Company ..........................       9
     Risks Associated with this Offering ........................      12

USE OF PROCEEDS .................................................      14

DETERMINATION OF OFFERING PRICE .................................      15

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES ...................      15

SELLING SHAREHOLDERS ............................................      16

INVESTOR SUITABILITY REQUIREMENTS ...............................      17

PLAN OF DISTRIBUTION ............................................      17

LEGAL PROCEEDINGS ...............................................      19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ....      19
     Background Information about Our Officers and Directors ....      19

EXECUTIVE COMPENSATION ..........................................      20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..      21
     Future Sales by Existing Stockholders ......................      21

DESCRIPTION OF SECURITIES .......................................      22
     Common Stock ...............................................      22
     Preferred Stock ............................................      22
     Options ....................................................      22
     Shares Eligible for Future Sale ............................      22
     Rule 144 ...................................................      22

INDEMNIFICATION .................................................      23

DESCRIPTION OF BUSINESS .........................................      23
     General Information ........................................      23
     Industry Overview ..........................................      24
     Process of Making Maps .....................................      24
     Revenue Strategy ...........................................      24
     Management and Employees ...................................      24
     Customers ..................................................      25
     Marketing ..................................................      25
     Patents and Trademarks .....................................      25
     Competition ................................................      25
     Government and Industry Regulation .........................      26


                                      5


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS .....................................      26
     Results of Operations for the year ended December 31, 2008
      compared to the year ended December 31, 2007 ..............      26
     Liquidity and Capital Resources ............................      27
     Plan of Operation ..........................................      27
     Proposed Milestones to Implement Business Operations .......      28
     Recently Issued Accounting Pronouncements ..................      29
     Seasonality ................................................      29

DESCRIPTION OF PROPERTY .........................................      29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..................      29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ........      29
     Reports ....................................................      30
     Stock Transfer Agent .......................................      31

SUBSCRIPTION AGREEMENT AND PROCEDURES ...........................      31

EXPERTS AND LEGAL COUNSEL .......................................      31

AVAILABLE INFORMATION ...........................................      31

FINANCIAL STATEMENTS ............................................     F-1
















                                      6


                              PROMAP CORPORATION
                             7060B S. Tucson Way
                          Centennial, Colorado 80112

                             SUMMARY OF PROSPECTUS

General Information about Our Company

     Promap Corporation was incorporated in the State of Colorado on November 12, 1987. References in this document to "us," "we," or "Company" refer to Promap Corporation.

     We sell GIS maps to oil and gas companies which are working in the major oil and gas basins in the United States and Canada. Nearly all sales during the last two years and nine months have been to affiliates of the Company. Our headquarters are located at 7060B S. Tucson Way, Centennial Colorado 80112. Our phone number at our headquarters is (720) 889-0510. Our fiscal year end is December 31.

The Offering

     Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered     We are offering 800,000 shares of our common
                             stock on a "best-efforts" basis with a minimum of 160,000 shares and a maximum of 800,000 shares. After the offering is closed we will cease the offering of our shares by the Company and file a post-effective amendment to the Registration Statement to deregister any unsold shares and our selling shareholders may then commence to sell their 1,500,000 shares in market sales, if a market ever develops after the offering closes.

Offering Price per Share     $0.25

Offering Period              The 800,000 shares are being offered for a
                             period not to exceed 120 days, unless extended by our board of directors for an additional 90 days. The 1,500,000 shares which are being offered by selling shareholders will be offered after our offering is closed and a market has developed, of which there is no assurance, and their offering will continue indefinitely.

Gross Proceeds to Our
Company                      $  40,000 (Minimum Offering)
                             $200,000 (Maximum Offering)



Use of Proceeds              We intend to use the proceeds of this offering
                             to pay for sales and marketing activities, general administrative expenses and for the costs of the offering. See "Use of Proceeds."
                             We will not receive any of the proceeds from the sale of shares by the selling shareholders.

Number of Shares Outstanding
Before the Offering:         9,500,000


Number of Shares Outstanding
After the Offering:           9,660,000 (Minimum Offering)
                             10,300,000 (Maximum Offering)

                                      7

Plan of Distribution         This is a self-underwritten offering. This
                             prospectus is part of a registration statement that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. The officers and directors will not purchase Shares in this offering, including, but not limited to, purchases of Shares in order to reach the minimum offering amount.

Escrow Account               Pending sale of the $40,000 minimum, all
                             proceeds will be held in a non-interest bearing escrow account by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock
                             Transfer, Inc. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days. See "Use of Proceeds" and "Plan of Distribution."

Investor Suitability
Requirements                 This offering is limited to investors resident
                             in Colorado, ________ and __________.
                             Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.

Subscription Agreement and
Procedures                   We will accept no subscriptions or indications
                             of interest until our registration statement is effective. At that point, all subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A.
                             Subscriptions are not binding until accepted.

Risk Factors                An investment in these securities involves an
                            exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the information set forth in the "Risk Factors" section.










                                      8


                                 RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE HAVE A HISTORY OF LIMITED OPERATIONS.

     We commenced our operations in November 1989 as a sideline business of Steven Tedesco, our founder and President, who has been engaged in various businesses in the oil and gas and coal industries. Most of the sales since inception have been made to companies with which Mr. Tedesco has been affiliated. During the last two fiscal years our sales exceeded $130,000 annually and we were marginally profitable. During the nine months ended September 30, 2009, our sales declined due to the slow down in the oil and gas business and we had a net loss of $16,536.

     We may continue to incur net losses for the foreseeable future as we continue to further develop our business. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this "Risk Factors" section. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

     We expect to incur operating losses for one or two more quarters until our sales level has picked back up. We expect approximately $140,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR US TO EVALUATE OUR FUTURE BUSINESS PROSPECTS AND MAKE DECISIONS BASED ON THOSE ESTIMATES OF OUR FUTURE PERFORMANCE.

     We have operated as a corporation for some time but with a limited amount of marketing effort and sales. This makes it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate what the results will be when we increase our marketing efforts and otherwise attempt to increase our business. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses, which may result in a decline in our stock price.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.


                                      9


WE ARE IMPLEMENTING A STRATEGY TO GROW AND EXPAND OUR BUSINESS, WHICH MAY NOT GENERATE INCREASES IN OUR REVENUES.

     We intend to expand our business, and we plan to incur expenses associated with our growth and expansion. We will need to generate greater revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving greater revenues, despite our attempts to grow our business. If our growth strategies do not result in increased revenues, we may have to abandon our plans for further growth or may even reduce the current size of our operations.

WE MAY NEED TO RAISE ADDITIONAL FUNDS, AND THESE FUNDS MAY NOT BE AVAILABLE WHEN WE NEED THEM.

We believe that we can be profitable or at break even by the end of the fiscal year ending December 31, 2010, because we believe that the oil and gas business has been improving and the drilling activity, at least for oil, is improving. With a renewed effort to market our business and with the assistance of one or two part-time salesmen, we believe that we can increase sales back to the target levels. Based upon our current plans, we believe that we can control our expenses which are closely tied to our level of business activity so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $144,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR OPERATIONS. A COMPANY IN OUR INDUSTRY WITH LIMITED OPERATIONS HAS A SMALLER OPPORTUNITY TO BE SUCCESSFUL.

     Because we are small and do not have much capital, we must limit our operations. We must limit our operations to providing a limited range of products and services as the only area in which we operate. Because we may have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS ARE INVOLVED WITH OTHER BUSINESSES, SOME OF WHICH ARE IN THE SAME INDUSTRY, THE MANNER IN WHICH WE OPERATE MAY CREATE THE POSSIBILITY OF A CONFLICT OF INTEREST.

     All of our officers and directors are also involved with other businesses, some of which are other businesses in the same industry. Messrs. Tedesco and Carington are involved in other businesses in the same industry. These other arrangements could create conflicts of interest with respect to our operations. Each of our officers and directors is aware of their responsibilities with respect to corporate opportunities and plans to operate our Company in such a manner as to minimize the effect of any conflict of interest. Each officer and director has agreed to contract with the Company on the same or better terms and conditions than each would with unaffiliated third parties. Each of these officers and directors will use their best judgments to resolve all potential conflicts. We cannot guarantee that any potential conflicts can be avoided.

OUR SUCCESS WILL BE DEPENDENT UPON OUR MANAGEMENT.

     Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Messrs. Tedesco and Carington, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors, including Messrs. Tedesco and Carington. We have not obtained key man life insurance on the lives of any of these individuals.

                                      10


SINCE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS.

     Steven Tedesco, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Tedesco to our business would negatively impact our business development.

     He focuses most of his time as President and Chief Executive Officer of Admiral Bay Resources, a Canadian junior resource company. He also serves as President of Running Foxes Petroleum, Inc. and as President of Atoka Coalbed Methane Laboratories Corp.

WE ARE A RELATIVELY SMALL COMPANY WITH LIMITED RESOURCES COMPARED TO SOME OF OUR CURRENT AND POTENTIAL COMPETITORS, WHICH MAY HINDER OUR ABILITY TO COMPETE EFFECTIVELY.

     Some of our current and potential competitors have longer operating histories, significantly greater resources, broader name recognition, and a larger installed base of clients than we have. As a result, these competitors may have greater credibility with our potential new clients. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours, which would allow them to respond more quickly than us to changes in client requirements.

WE MAY BE UNABLE TO HIRE AND RETAIN KEY PERSONNEL.

     Our future success depends on our ability to attract qualified sales personnel. We may be unable to attract these necessary personnel. If we fail to attract or retain skilled employees, we may be unable to generate sufficient revenue to offset our operating costs.

WE MAY NEED TO SUBSTANTIALLY INVEST IN MARKETING EFFORTS IN ORDER TO GROW OUR BUSINESS, WHICH WILL BE EXPENSIVE.

     In order to grow our business, we will need to develop and maintain wider spread recognition and acceptance of our Company and our products. We plan to rely primarily on word of mouth from our existing contacts we develop personally through industry events to promote and market ourselves. To date, marketing and advertising expenses have been negligible. If we fail to successfully market and promote our business, we could lose potential clients to our competitors, or our growth efforts may be ineffective. If we incur significant expenses promoting and marketing ourselves, it could delay or completely forestall our profitability.

OUR BUSINESS IS NOT DIVERSIFIED, WHICH COULD RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR OPERATING RESULTS.

     All of our business is involved in the marketing and selling of oil and gas production maps, and, accordingly, is dependent upon trends in the sector. Downturns in the oil and gas industry could have a material adverse effect on our business. A downturn in the oil and gas industry could also reduce our stock price, even if our business is successful.

OUR DIRECTORS HAVE THE ABILITY TO SIGNIFICANTLY INFLUENCE ANY MATTERS TO BE DECIDED BY THE STOCKHOLDERS, WHICH MAY PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY.

     The current members of our Board of Directors beneficially own, in the aggregate, approximately 90% of our common stock, on a fully diluted basis.

                                      11


As a result, if they choose to vote in concert, our directors are collectively able to significantly influence the outcome of any corporate matters submitted to our stockholders for approval, including any transaction that might cause a change in control, such as a merger or acquisition. It is unlikely that stockholders in favor of a matter, which is opposed by the Board of Directors, would be able to obtain the number of votes necessary to overrule the vote of the Board of Directors. Further, the control by the directors means that they may make decisions for us with which you may disagree or that you may feel are not in our best interests.

RISKS ASSOCIATED WITH THIS OFFERING:

BUYING LOW-PRICED PENNY STOCKS IS VERY RISKY AND SPECULATIVE.

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.25 you pay for them. As of September 30, 2009, our net tangible book value (assuming that a total of 9,500,000 Common Shares were issued and outstanding) was $27,050 or approximately $.002 per share. Assuming that $170,000 of maximum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.25 per share will be approximately $0.231 per share, and the gain by existing investors will be approximately $0.017 per share. Assuming that $10,000 of minimum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.25 per share will be approximately $0.246 per share, and the gain by existing investors will be approximately $0.002 per share.

OUR COMMON STOCK CURRENTLY HAS NO TRADING MARKET AND THERE IS NO GUARANTEE A TRADING MARKET WILL EVER DEVELOP FOR OUR SECURITIES.

     There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do

                                      12


intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THE OVER-THE-COUNTER MARKET FOR STOCK SUCH AS OURS HAS HAD EXTREME PRICE AND VOLUME FLUCTUATIONS.

     The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

ALL OF OUR COMMON STOCK IS RESTRICTED BUT COULD BECOME ELIGIBLE FOR RESALE UNDER RULE 144; THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

     Of our total outstanding shares following this offering, 9,500,000 or 98.3% (minimum) or 92.2% (maximum) are restricted from immediate resale but may be sold into the market subject to volume and manner of sale limitations under Rule 144 beginning in ____________, 2010 (90 days after date of this prospectus). This could cause the market price of our common stock to drop significantly, even if our business is doing well. After this offering, we will have outstanding 10,300,000 shares (maximum) or 9,660,000 (minimum) of common stock based on the number of shares outstanding at September 30, 2009. This includes the common shares we are selling in this offering, which may be resold in the public market immediately.

     As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

WE DO NOT EXPECT TO PAY DIVIDENDS ON COMMON STOCK.

     We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.




                                      13


                               USE OF PROCEEDS

     We will not receive any proceeds from the sale of any of the 1,500,000 shares of common stock being registered in this prospectus and which are currently held by our selling shareholders.

     We have estimated the total proceeds from this offering to be $40,000, assuming a minimum subscription, or $160,000, assuming all shares are sold, which we cannot guarantee. These proceeds do not include offering costs, which we estimate to be $30,000. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:


                                             Minimum        Maximum
                                             Offering       Offering
                                             ----------     ----------

Total Proceeds                               $   40,000     $ 200,000
  Less: Estimated Offering Expenses (1)          30,000        30,000
                                             ----------     ---------
Proceeds to Us:                              $   10,000     $ 170,000
                                             ==========     =========

Sales(2)                                     $   10,000     $   40,000

Working Capital(3)                           $        0     $  130,000

_________________________

(1) Offering expenses include legal, accounting, printing, and escrow agent fees. The escrow agent fees are estimated at $1,000.

(2) We plan to spend these funds on marketing and sales of the Company's maps. Depending on the amount of money we raise we will hire one or two sales persons and one or both of these persons will be part-time.

(3) We plan to spend our working capital in the following areas: Some of the funds will be used to upgrade our website. The remaining funds will be used for general and administrative expenses and possibly some for sales. The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

     *    Sales generated from existing customers,
     *    The development of marketing and sales resources,
     *    Administrative expenses, and
     *    Other requirements not now known or estimable.

     Until we use the net proceeds for the above purposes, we intend to invest such funds in short-term, interest-bearing, investment grade obligations and deposit accounts.

     If we raise an amount between the minimum and maximum, we will use the excess amount above the minimum but below the maximum to expand our operations, as discussed above.

     We believe that our available cash and existing sources of funding, together with the minimum proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for at least the next twelve months.


                                      14


                       DETERMINATION OF OFFERING PRICE

     The offering price of the shares has been determined arbitrarily by us. We considered no aspect of our capital structure in determining the offering price or the number of shares to be offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. As of September 30, 2009, the net tangible book value of our shares was $27,050, or approximately $0.003 per share, based upon 9,500,000 shares outstanding.

     Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the minimum (maximum) Shares and receipt of the proceeds of $40,000 ($160,000), less offering expenses of $30,000, the net tangible book value of the 10,300,000 shares to be outstanding, assuming a maximum subscription, will be $197,050, or approximately $0.019 per Share. If the minimum number of Shares are sold, of which there can be no guarantee, the net tangible book value of the 9,660,000 shares to be outstanding would be $37,050, or approximately $0.004 per share. Accordingly, the net tangible book value of the Shares held by our existing stockholders will be increased by $0.017 per share, assuming a maximum subscription and by $.002 assuming a minimum subscription. Assuming a maximum subscription, without any additional investment on their part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.25 per Share) of $0.231 per share. If we sell the minimum amount, they will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.25 per Share) of $0.246 per share.

     After completion of the sale of the minimum number of shares in this offering, the new shareholders will own approximately 1.66% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $0.25 per Share. Upon completion of the sale of the maximum number of Shares in this offering, the new shareholders will own approximately 8% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000, or $0.25 per Share. The existing stockholders will own approximately 98.3% and 92% based on the minimum and maximum proceeds received of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $20,000 or $.002 per share.

     The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to September 30, 2009 or the date of this registration statement:

                                                Minimum     Maximum
                                                Offering    Offering
                                                --------    --------

Public Offering Price Per Share                 $   0.25    $   0.25
Net Tangible Book Value Prior To This Offering  $ 27,050    $ 27,050
Net Tangible Book Value After Offering          $ 37,050    $197,050
Immediate Dilution Per Share To New Investors   $  0.246    $  0.231


                                      15


     The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                               Total
                       ----------------------------------------------------
                       Price      Number of    Percent of  Consideration
                       Per Share  Shares Held  Ownership   Paid
                       ---------  -----------  ----------  --------------
Existing Stockholders  $ 0.002      9,500,000  98.3% (min)
                                               92.0% (max) $  20,000
Investors in This
 Offering (Minimum)    $  0.25        160,000     1.7%     $  40,000

Investors in This
 Offering (Maximum)    $  0.25        800,000     8%       $ 200,000


                              SELLING SHAREHOLDERS

     We are registering 1,500,000 shares of our common stock that were sold to the ten investors listed in the table below during July 2009 in a private stock offering exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended. All investors were accredited investors.

     The following table lists all selling shareholders and other information regarding the beneficial ownership of the shares owned by each of the selling shareholders. Except as indicated in the footnotes to the table, no selling shareholder is an affiliate of the Company. None of our selling shareholders is a registered broker-dealer or affiliate of a registered broker-dealer.



                                 Share      Share      Percentage Percentage
                                 Ownership  Ownership  Ownership  Ownership
                                 Before     After      Before     After
Shareholder's Name   Issue Date  Offering   Offering   Offering   Offering(1)
------------------   ----------  ---------  ---------  ---------- -----------

Steven Tedesco(2)    7/24/2009   8,225,000  8,000,000     86.6%     81.8%
Christine Tedesco(3) 7/24/2009     200,000          0      2.1%       0
Joseph O'Farrell     7/24/2009      50,000          0       .5%       0
Steven Quoy          7/24/2009     200,000          0      2.1%       0
Lynn Quoy            7/24/2009     200,000          0      2.1%       0
Underwood Family
  Partners           7/24/2009     400,000          0      4.2%       0
David Bramhill(4)    7/24/2009     100,000          0      1.1%       0
Michael Thomsen      7/24/2009      75,000          0      0.8%       0
David Lavigne        7/24/2009      25,000          0      0.3%       0
Robert Carington(5)  7/24/2009      25,000          0      0.3%       0
____________________

(1)  Assuming maximum offering is sold.
(2)  President and Director since November 1987.
(3)  The spouse of Steven Tedesco.
(4)  Director since July 2009.
(5)  Chief Financial Officer since July 2009.


                                      16


                        INVESTOR SUITABILITY REQUIREMENTS

Geographical Requirements

     This offering is limited to investors resident in Colorado, ___________ and ___________.

     Each prospective investor should consult with his, her or its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares. WE reserve the right to make OUR own DETERMINATION, in OUR sole discretion, as to whether any prospective investor meets the above suitability standards.

     Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.


                             PLAN OF DISTRIBUTION

     We are offering 800,000 shares of our common stock on a "self-underwritten," "best-efforts" basis with a minimum of 160,000 shares and a maximum of 800,000 shares. After the offering is closed we will cease our offering of our shares by the Company and file a post-effective amendment to the registration Statement to deregister any unsold shares and our selling shareholders may then commence to sell their 1,500,000 shares as described below, if a market ever develops after the offering closes.

     The officers and directors will not purchase Shares in this offering, including, but not limited to, purchases of Shares in order to reach the minimum offering amount.

     In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We believe that Messrs. Steven A. Tedesco, Robert Carington and David Bramhill specifically meet the provisions of Rule 3a4-1(a)(1)-(3) and (4)(ii) because they are not subject to a statutory disqualification, as that term is defined under Section 3(a)39 of the Securities Exchange Act of 1934; they will not be compensated, directly or indirectly for their participation in the offering; they will not be, at the time of his participation, an associated person of a broker or dealer; and all three will meet all of the elements of Rule 3a4-1(a)(4)(ii).

     The Shares will be sold at the fixed price of $0.25 per Share until the completion of this offering. There is no minimum amount of subscription required by any particular investor. After the closing of this offering, our selling shareholders may sell their shares at market prices or at any price in privately negotiated transactions.

     This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us for a potential total of 210 days. (the "Expiration Date").

     Pending the receipt and payment of any checks gathered to satisfy the $40,000 minimum, all proceeds will be held in a non-interest bearing escrow by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock Transfer, Inc., who has the sole signature authority over this account and determines whether the minimum offering requirements are satisfied. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days. Once the minimum offering requirements are satisfied, the funds will be released to us for use in the implementation of our business plans. (See "Use of Proceeds.") The offering will then continue until the maximum offering is sold and the total of $200,000 is received, or the offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

                                      17


     The selling shareholders may sell some or all of their shares in one or more transactions, including block transactions:

     1. In the public market if the common stock may from time to time be trading;
     2.  In privately negotiated transactions; or
     3.  In any combination of these methods of distribution.

     There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

     If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

     1. The market price of our common stock prevailing at the time of sale;
     2.  A price related to such prevailing market price of our common stock;
         or
     3. Such other price as the selling shareholders determine from time to time.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

     We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

     The selling shareholders named in this prospectus must comply with the requirements of the Securities Act of 1933 and the Exchange Act of 1934 in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.


                                      18



                               LEGAL PROCEEDINGS

     We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.




           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Each of our directors is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees.

     The name, address, age and position of our officers and directors is set forth below:

Name and Address               Age     Position(s)
----------------               ---     -----------

Steven A. Tedesco              54     President, Chief Executive Officer and
7060B S. Tucson Way                   Director
Centennial, Colorado 80112

Robert W. Carington Jr.        48     Chief Financial Officer, Secretary and
108 Gatewood Court                    Treasurer
San Antonio, TX 78209

David Bramhill                 58     Director
Fircroft Lane
Berrynarbor, Devon
UK Ex349SU

     The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors

     Steve Tedesco has been the President, Chief Executive Officer and a Director of our Company since its inception in November 1987. Our Company has been somewhat of a sideline business for him while he worked with several other businesses in the oil and gas and coal industry. He focuses most of his time as President and Chief Executive Officer of Admiral Bay Resources, a Canadian junior resource company with coal bed methane assets in Kansas and Pennsylvania, as President of Running Foxes Petroleum, Inc. with producing assets in Utah, Colorado and Kansas and as President of Atoka Coalbed Methane Laboratories Corp. providing unconventional laboratory and surface geochemical services to the industry. He has over 25 years experience working with coals and coal mining and over 22 years experience in oil and gas exploration and production. More specifically, since 1988 he has been working in the coal bed methane industry in North American and Europe with a specific focus on Mid-Continent and Eastern US coals. He has handled such projects from cradle to grave and is well versed in all aspects of oil, gas and coal bed methane operations. In 1981, he received an MS in Geology from Southern Illinois University specializing in coal and he is presently in the Ph.D program at the Colorado School of Mines. Mr. Tedesco is the founder of Atoka Coal Labs, a company specializing in coal analysis for the coalbed methane industry. He has also served as President, CEO and a Director of Admiral Bay Resources Inc., a public company traded on the Toronto Exchange, since November 2005. During the last 5 years Mr. Tedesco has devoted approximately 20 hours per month to the business of our Company and once this offering is completed he expects to continue to devote approximately 20 hours per month to our business.

                                      19


     Robert W. Carington Jr. has served as Chief Financial Officer, Secretary and Treasurer of our Company since July 1, 2009. He has served as Chief Financial Officer of Admiral Bay Resources Inc. since 2005. He served as Executive Vice President of Abaxas Petroleum Corporation from July 1998 until October, 2005, and as a director of Abaxas from July 1998 until December 1999. Prior to joining Abaxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. He received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

     David Bramhill has served as a director of our Company since July 1, 2009. Since March 2007, he has served as Managing Director of Nighthawk Energy PLC, a UK based oil and gas company with equity positions in four projects in the mid-continent region of the United States. Nighthawk is
public-traded on the London Stock Exchange AIM.   From 2001 to March 2006, he
served as the Managing Director of Oil Quest Resources PLC, a UK based oil and gas company. He has previously consulted in an engineering capacity for over 20 years on behalf of Rotork PLC on projects for Shell, ExxonMobil, Petrofina, BP and other international energy companies.


                            EXECUTIVE COMPENSATION

     None of our officers and directors are compensated for the work they perform on our behalf. However, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our management, but currently, no such plans have been approved. In addition, none of our officers, directors or employees is a party to any employment agreements.

     During the years ended December 31, 2007 and 2008, Mr. Tedesco received distributions in the amounts of $20,000 and $5,000, respectively. During this period Mr. Tedesco owned 100% of the Company. Mr. Tedesco has not taken any distributions during 2009 and he has no plans to take any distributions in the future.











                                      20



        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. A total of 9,500,000 shares are issued and outstanding.



                                                            Percentage of Ownership
                             Number of     Number of     ----------------------------
                             Shares        Shares                     After Offering
    Name and Address         Before        After         Before     -----------------
of Beneficial Owner (1)      Offering      Offering      Offering   Minimum   Maximum
-----------------------      -----------   -----------   --------   -------   -------
Steven A. Tedesco
70608 S. Tuscon Way
Centennial, CO  80112        8,425,000(2)  8,425,000(2)    88.7%     87.2%     81.8%

David Bramhill                 100,000       100,000        1.1%      1.0%      1.0%
Fircroft Lane
Berrynarbor, Devon,
UK  Ex349SU

Robert W. Carington Jr.         25,000        25,000         .3%       .3%       .2%
108 Gatewood Court
San Antonio, TX  78209

All Officers and Directors   8,550,000     8,550,000       90.0%     88.5%     83.0%
as a Group (three persons)
__________________

(1)  All shares owned beneficially or of record.
(2)  Includes 200,000 shares owned by Christine Tedesco, the wife of Steven Tedesco.

Future Sales by Existing Stockholders

     A total of 9,500,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.


                                      21


                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share and 1,000,000 shares of Preferred Stock, no par value per share to have such preferences as our board of directors may determine from time to time. At September 30, 2009, a total of 9,500,000 common shares and no shares of Preferred Stock were issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

     Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options

     We have not issued any options or other derivative securities.

Shares Eligible for Future Sale

     When we complete the maximum offering, we will have 10,300,000 outstanding shares of common stock. The 800,000 shares of our common stock sold in this offering will be freely transferable unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be restricted, which means they were originally issued in offerings that were not registered on a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

Rule 144

     In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

     1% of the number of shares of our common stock then outstanding, which will equal approximately 103,000 shares immediately after the maximum offering; or the average weekly trading volume of our common stock on OTC Bulletin Board during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

     Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us. Commencing 90 days after the date of this prospectus, all of our current shareholders will be eligible to begin selling up to 9,500,000 shares of our common stock pursuant to Rule 144, if these volume and manner of sale limitations are complied with. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

                                      22




                                INDEMNIFICATION

     Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to provide indemnification to the fullest extent permitted by the laws of the State of Colorado.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                           DESCRIPTION OF OUR BUSINESS

General Information

     Promap Corporation was incorporated in the State of Colorado on November 12, 1987. We are an independent GIS and custom draft energy mapping company for the oil and gas industry in the United States and Canada. We provide hard copy and digital format oil and gas production maps which cover various geologic basins in numerous areas including: Denver Basin, Powder River Basin, Michigan Basin, Williston Basin, Arkoma Basin, Illinois Basin, Cincinnati Arch, Uintah - Piceance Basins and The Nevada Basin. We also provide maps of the North American Coal Basin and Coal Bed Methane Activity and North American Devonian - Mississippian Shale Map with detailed pipeline locations.

     These maps provide a quick reference to determining what reservoir existing wells produce from, where present activity is and where the location of the existing fields are in relation to the activity in a particular state or geologic basin. We acquire most of the data used in our maps from public sources such as BLM and various state oil and gas commissions, state geological surveys, the Department of Natural Resources and the U.S. Geological Survey (the "USGS").

     Our maps, which are color coded by pay zone, are unique in that unlike competing products, they are not limited to a particular state and instead are defined by a geologic basin. The maps are priced to be competitive and to be of interest to a wide variety of industry and non-industry professionals. We currently have maps covering eleven different oil and gas basins, but after the completion of this offering we intend to prepare maps for several new areas which are of interest to the oil and gas industry. These maps are generally updated bi-annually to include any new activity or developments in each specific area.

                                      23


     We also provide custom mapping services to a variety of oil and gas companies by providing custom maps to our client's specifications, integrating data into either hardcopy or digital form. Client specifications are compiled, analyzed, documented and assembled into digital form and then printed to the client's requirements for size, quantity and quality. We can also access resources in cartography, geography, surveying and GPS disciplines for a more comprehensive approach to achieve total client satisfaction.

Industry Overview

     The oil and gas production mapping sector is a highly competitive niche business that is essential to energy producers and exploration companies. Accuracy of mapping data is of critical importance in oil and gas exploration and production efforts. The risk and costs involved in establishing where to explore in a particular basin, or where to acquire new assets, are simply too high to leave to inaccurate information. When so much economic risk is at stake, it is obviously important to have precise, up-to-date production data.

Process of Making Maps

     The first step in making a new map is creating the land grid and location of the existing oil and gas fields. This is sometimes the largest cost component because either the land grid has to be purchased or it is digitized from the USGS topographical maps. Then the oil and gas fields are digitized onto the maps. A map can take a GIS technician anywhere from 60 to 90 days to create. Next you add the stratigraphic column, cultural information, specific terrain features and pipelines to the map. The final step is actually printing the maps as they are needed. All of our basic maps have been prepared in digital form, and from there we sometimes add additional features requested by the client or we can just print out the map as it is. We also expect to prepare new maps if and when they are requested by clients.

Revenue Strategy

     The petroleum business is continually expanding as the high dependence of most modern industrial transport, agricultural, and industrial infrastructures rely on the relatively low cost and high availability of oil and natural gas. The possibility of production declines and probable increases in the price of oil are expected to have negative implications for the global economy unless additional hydrocarbons are discovered and current field extraction is maximized. As more exploration companies endeavor to extract maximum hydrocarbons they will need access to detailed, up-to-date mapping products in order to be competitive in terms of leasing in new areas, divesting, acquiring or just maintaining their existing assets. There are numerous new areas being developed that will require the production of new maps as well as constant updating of existing ones. Frequently, the first step an exploration or development company, drilling contractor, investor group, or independent consultant takes is to identify the regional area of interest. Our maps are an excellent tool for evaluating potential exploration sites covering large geographic areas. Field locations, general subsurface structure and geologic age of productive reservoirs are depicted on one type of our most popular multicolor map. Most of our maps are available in digital format and can be customized for individual needs. Our revenue growth strategy involves expanding the range of geographic information systems services offerings, and increasing our penetration into the oil and gas production mapping market. The addition of new geographical information systems services is highly dependent on our ability to acquire additional hardware and software applications to become a state of the art mapping facility.

Management and Employees

     At this time we have no full time employees and Mr. Tedesco is a part-time employee. We have traditionally contracted with employees of affiliated companies to perform the services necessary to produce the maps. If the offering is successful and we obtain the minimum proceeds we will initiate the hiring of one or two part-time Regional Sales Managers, depending on how much is raised.

                                      24


     We will continue to hire part-time help as needed from time-to-time for specific projects. We do not pay salaries to our officers. However, we reimburse them for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve the payment of salaries for our management, but currently, no such plans have been approved. We do not currently pay for vacation, holidays or provide major medical coverage. None of our officers or directors is a party to any employment agreement. However, we may adopt such plans in the future.

Customers

     Our customers have traditionally been small to mid-size oil and gas companies in the US and Canada, to which we provide a low-cost, high quality graphic solution. Thus far all of our customers have been companies that have some affiliation with us, but after we complete this offering we intend to market our maps to others companies of the same size. These companies typically do not have the resources to establish a GIS or graphics staff. In the future we intend to market our maps to companies in other industries such as the financial sector, which would use our maps for due diligence and asset evaluation purposes. In 2008 our four largest customers accounted for over 80% of our sales. These companies were: Running Foxes Petroleum, Mountain Oil and Gas, Nighthawk Energy and Admiral Bay Resources, Inc. Each of Running Foxes Petroleum, Nighthawk Energy and Admiral Bay Resources, Inc. are affiliated companies which pay market prices for all of our products including custom mapping designs.

Marketing

     We have not engaged in any marketing activities over the last several years. In prior years we had engaged in a direct mail marketing promotion to oil and gas industry participants. If this offering is completed we intend to establish one or two Regional Sales Managers in several sales regions across the United States and Canada. Each Regional Sales Manager will start marketing our maps to oil and gas professionals and others who might have a use for our maps. Each Regional Sales Manager will report to the Company's President and be responsible for developing and implementing a sales program which meets our specific targets. To assist the Sales Managers in developing their target regions, we intend on developing an extensive database of potential customers, which includes oil and gas professionals, petroleum engineers, educational and financial institutions. We will engage in direct-sale marketing efforts, whereby we will require each of our Sales Managers to establish relationships with our target customers in order to demonstrate the capabilities and advantages of Promap products. We also anticipate a comprehensive email campaign and mass mailing program. The directors and officers of the Company have extensive personal and business contacts within the industry, and we believe that this approach, combined with word of mouth advertising will significantly increase our business.

Patents and Trademarks:

     We do not currently have any patents or trademarks outstanding.

Competition

     The oil and gas mapping business is very competitive. The market for oil and gas maps is served by a number of companies such as Geomap Company, the largest supplier of geologic mapping services in the United States, and HIS Inc., a global company listed on the NYSE which provides extensive critical information to its customers in a number of industries including energy, and a number of smaller companies. Most of the large oil and gas companies have their own in-house mapping departments.

     As noted in "RISK FACTORS," many or all of these competitors have greater financial and other resources than we have. Most of these companies are focused on the larger customers. We plan to focus our energy on the smaller accounts and believe this space will provide the necessary client base and revenues to make our business profitable.


                                      25



     We intend to compete by providing to the smaller oil and gas companies and other customers a low-cost, high quality graphic solution that meets their specific needs.

Government and Industry Regulation

     We are not subject to any material government or industry regulation.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Results of Operations for the year ended December 31, 2008 compared to the year ended December 31, 2007

     Revenues of $135,662 for the year ended December 31, 2008 were slightly higher than the revenues of $132,934 for the year ended December 31, 2007. There was no particular reason for this increase.

     The cost of goods sold for the year ended December 31, 2008 was $14,167 as compared to $28,614 for the year ended December 31, 2007. The reason for the decrease in cost of goods sold, even while sales increased slightly, was that some of the expenses related to producing maps sold in 2008 were incurred in 2007.

     The only operating expenses during these two years consisted of general and administrative expenses which were $111,278 for the year ended December 31, 2008 as compared to $63,913 for the year ended December 31, 2007. The 74% increase from 2007 to 2008 was due primarily to approximately $34,000 which was the Company's allocation for repairs and improvements to the office space which we share with companies controlled by Mr. Tedesco.

     The net income for the year ended December 31, 2008 was $11,679 as compared to the net income of $41,899 for the year ended December 31, 2007. This 72% drop in income from 2007 to 2008 was due to the increase in the general and administrative expenses in the 2008 year.

Results of Operation for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008.

     Revenues for the nine months ended September 30, 2009 were $28,382 as compared to the revenues of $131,895 for the nine months ended September 30, 2008. This 78% decrease in revenues in the nine months ended September 30, 2009 was due to a significant decrease in new oil and gas drilling activity caused primarily by the drop in the prices of oil and particularly natural gas.

     The cost of goods sold for the nine months ended September 30, 2009 was $7,132 as compared to $12,038 for the nine months ended September 30, 2008. This small decrease in cost of goods sold was due to the decrease in sales for the nine months ended September 30, 2009.

     The only operating expenses during these two nine month periods consisted of general and administrative expenses which were $52,871 in the nine months ended September 30, 2009 as compared to $73,321 for the nine months ended September 30, 2008. The reason for this decrease was the


                                      26


overall decline in business activity during the nine months ended September 30, 2009 due to the drop in the prices of oil and natural gas.

     The net loss for the nine months ended September 30, 2009 was $31,536 as compared to a net income of $46,536 for the nine months ended September 30, 2008. The reason for the change from net income in the 2008 period to a loss in the 2009 nine month period is that the revenues declined by 78% between the two nine month periods.

     We plan to make every effort to keep operating expenses relatively constant except for the addition of one or two part-time salesmen. If and when they are able to increase sales, we will increase the amount of time they work. If their efforts are unsuccessful or if the oil and gas drilling activity slows down significantly, we will cut expenses as much as possible and wait out the downturn. If we are able to increase sales significantly we may decide to raise additional financing to help finance the growth. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

     We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover our operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources

     As of September 30, 2009, we had $27,050 of working capital compared to $43,586 of working capital as of December 31, 2008.

     Net cash used for operating activities was $43,489 during the nine months ended September 30, 2009 as compared to net cash provided by operating activities of $53,095 during the nine months ended September 30, 2008.

     There was $15,000 of cash flows provided by financing activities during the nine months ended September 30, 2009 as compared to $20,000 used for financing activities during the nine months ended September 30, 2008. The $20,000 represented a distribution to the sole shareholder at the time.

     We believe that the offering will provide sufficient capital in the short term for our current level of operations. This is because we believe that we can generate sufficient sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources will be needed to increase our sales staff and to otherwise increase advertising and marketing.

     Otherwise, we do not anticipate needing to raise additional capital resources in the next twelve months.

     Until the offering is complete and the operations return to cash flow positive, our President may be willing to fund the operations on a limited basis in order to continue the business. Our principle source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Our business activity is closely tied to the oil and gas business. A slow down in the oil and gas business would have a negative impact to our business. In any case, we try to operate with minimal overhead. Our primary activity will be to seek to find new customers. If we succeed in expanding our client base and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our Company in any manner which will be successful.

Plan of Operation

     Our plan for the twelve months immediately after the closing of this offering is to operate at a profit or at break even. Our plan is to generate sufficient additional sales and services within our present organizational structure and resources with the possible addition of part-time sales help to return to profitability in our operations.

                                      27


     Currently, we are conducting business in only one location in the Denver Metropolitan area. We have no plans to expand into other locations or areas. The timing of the completion of the milestones needed to become profitable are not directly dependent on the success of this offering. We believe that we can return to profitability as we are presently organized with sufficient business.

     Other than the shares offered by this prospectus no other source of capital has been identified or sought.

     If we are not successful in our operations we will be faced with several options:

     1. Cut back operations as much as possible and attempt to wait out the downturn in the business;
     2.  Cease operations and go out of business;
     3.  Continue to seek alternative and acceptable sources of capital;
     4.  Bring in additional capital that may result in a change of control;
         or
     5. Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

     Currently, we have sufficient capital to implement our business operations or to sustain them for the next twelve months. If we can become profitable, we could operate at our present level indefinitely.

     If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement. If we only raise the minimum offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement. With the proceeds of only the minimum offering, we believe that we can adjust our sales and expenses to operate for at least one year before we become profitable or go out of business.

Proposed Milestones to Implement Business Operations

     At the present time, we are operating from one location in the Denver Metropolitan area. Our plan is to return our operation to profitability by the end of our next fiscal year. We estimate that we must generate approximately $12,000 in sales per month to return to the level of profitability we experienced in 2007 and 2008.

     We believe that we can be profitable or at break even by the end of the fiscal year ending December 31, 2010, because we believe that the oil and gas business has been improving and the drilling activity, at least for oil, is improving. With a renewed effort to market our business and with the assistance of one or two part-time salesmen, we believe that we can increase sales back to the target levels. Based upon our current plans, we believe that we can control our expenses which are closely tied to our level of business activity so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $144,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

     We expect to incur operating losses for one or two more quarters until our sales level has picked back up. We expect approximately $140,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business

                                      28

     No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

     We also are planning to rely on the possibility of referrals from clients and will strive to satisfy our clients. We believe that referrals will be an effective form of advertising because of the quality of service that we bring to clients. We believe that satisfied clients will bring more and repeat clients.

     In the next 12 months, we do not intend to spend any material funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements

     We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

     We do not expect our sales to be impacted by seasonal demands for our products and services.


                            DESCRIPTION OF PROPERTY

     We rent office space from our President and major shareholder, Mr. Steven Tedesco, under a verbal month to month lease for which we pay no rent per month. This office space is located at 7060B S. Tucson Way, Centennial, Colorado 80112. We currently carry no inventory and have no other property. With the proceeds of this offering, we do not plan to acquire inventory.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We rent office space from our President and major shareholder, Mr. Steven Tedesco, under a verbal month to month lease for which we pay no rent per month.


             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. As of November 25, 2009, we had 10 holders of our common stock.

     The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

     A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                                      29


     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     * contains a description of the broker's or dealer's duties to the client and of the rights and remedies available to the client with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     * contains a toll-free telephone number for inquiries on disciplinary actions;

     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and



     * contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

     The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the client:

     *  the bid and offer quotations for the penny stock;

     * the compensation of the broker-dealer and its salesperson in the transaction;

     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     * monthly account statements showing the market value of each penny stock held in the client's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

     Once our registration statement under Form S-1 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                                      30

Stock Transfer Agent

     The stock transfer agent for our securities is Corporate Stock Transfer, Inc. of Denver, Colorado. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.


                    SUBSCRIPTION AGREEMENT AND PROCEDURES

     We will accept no subscriptions or indications of interest until our registration statement is effective. At that point, all subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

     In order to subscribe for shares, a prospective investor must deliver the following documents to us:

     1. a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

     2. a complete and executed investor suitability questionnaire, in the form provided by us, if we find it necessary; and

     3. the full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to Promap Corporation-Corporate Stock Transfer, Inc. Escrow Account.


                            EXPERTS AND LEGAL COUNSEL

     Our financial statements included in this prospectus have been audited by independent certified public accountants. We include those financial statements in reliance on the report of the firm of Ronald R. Chadwick, P.C., of Aurora, Colorado, given upon their authority as experts in accounting and auditing.

     The law firm of Jin Schauer & Saad LLC of Denver, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.


                              AVAILABLE INFORMATION

     We have filed this registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.15(d) of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F. Street N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                                      31



                              PROMAP CORPORATION

                             FINANCIAL STATEMENTS

         December 31, 2007 and 2008 & September 30, 2009 (Unaudited)




























                                      F-1


                              PROMAP CORPORATION

                             FINANCIAL STATEMENTS

          December 31, 2007 and 2008 & September 30, 2009 (Unaudited)


                               TABLE OF CONTENTS


                                                                     Page
REPORT OF INDEPENDENT REGISTERED
    PUBLIC ACCOUNTING FIRM ...................................       F-3

FINANCIAL STATEMENTS

     Balance sheets ..........................................       F-4
     Statements of operations ................................       F-5
     Statements of stockholders' equity ......................       F-6
     Statements of cash flows ................................       F-7
     Notes to financial statements ...........................     F-8-F-9



























                                      F-2


                            RONALD R. CHADWICK, P.C.
                          Certified Public Accountant
                       2851 South Parker Road, Suite 720
                            Aurora, Colorado  80014
                            Telephone (303) 306-1967
                               Fax (303) 306-1944

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Promap Corporation
Centennial, Colorado

I have audited the accompanying balance sheets of Promap Corporation as of December 31, 2007 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Promap Corporation as of December 31, 2007 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado
October 28, 2009

/s/ Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.


                                      F-3




                             PROMAP CORPORATION

                               BALANCE SHEETS


                                       Dec. 31,   Dec. 31,   Sept. 30, 2009
                                         2007       2008       (Unaudited)
                                       --------   --------   --------------
ASSETS

 Current assets
  Cash                                 $ 20,725   $ 40,651       $ 12,162
  Accounts receivable - related party    24,182      2,935         15,721
                                       --------   --------       --------
 Total current assets                    44,907     43,586         27,883

   Related party receivables              7,000        -             -
                                       --------   --------       --------
                                          7,000        -             -
                                       --------   --------       --------
 Total Assets                          $ 51,907   $ 43,586       $ 27,883
                                       ========   ========       ========

LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities
  Accounts payable                     $   -      $   -         $     833
                                       --------   --------       --------
     Total current liabilities            -           -               833
                                       --------   --------       --------
 Total Liabilities                        -           -               833
                                       --------   --------       --------
 Stockholders' Equity
  Preferred stock, no par value;
   5,000,000 shares authorized;
   no shares issued & outstanding         -           -              -
  Common stock, no par value;
   100,000,000 shares authorized;
   8,000,000 (2007 & 2008) and
   9,500,000 (2009) shares issued
   and outstanding                       5,000       5,000         20,000
  Additional paid in capital              -           -              -

  Retained earnings                     46,907      38,586          7,050
                                       --------   --------       --------
 Total Stockholders' Equity              51,907     43,586         27,050
                                       --------   --------       --------
 Total Liabilities and Stockholders'
  Equity                               $ 51,907   $ 43,586       $ 27,883
                                       ========   ========       ========


The accompanying notes are an integral part of the financial statements.

                                      F-4


                             PROMAP CORPORATION

                          STATEMENTS OF OPERATIONS


                                                          Nine          Nine
                                                          Months        Months
                                                          Ended         Ended
                                Year Ended   Year Ended   Sept. 30,     Sept. 30,
                                Dec. 31,     Dec. 31,     2008          2009
                                2007         2008         (Unaudited)   (Unaudited)
                                ----------   ----------   -----------   -----------
Sales (net of returns) -
 related party                  $ 132,934    $ 135,662    $ 131,895     $  28,382
Cost of goods sold                 28,614       14,167       12,038         7,132
                                ---------    ---------    ---------     ---------
Gross profit                      104,320      121,495      119,857        21,250
                                ---------    ---------    ---------     ---------
Operating expenses:
 General and administrative        63,913      111,278       73,321        52,871
                                ---------    ---------    ---------     ---------
                                   63,913      111,278       73,321        52,871
                                ---------    ---------    ---------     ---------
Income (loss) from operations      40,407       10,217       46,536       (31,621)
                                ---------    ---------    ---------     ---------
Other income (expense):
 Interest income                      341          358          247            85
 Other income                       1,151        1,104         -             -
                                ---------    ---------    ---------     ---------
                                    1,492        1,462          247            85
                                ---------    ---------    ---------     ---------
Income (loss) before
 provision for income taxes        41,899       11,679       46,783       (31,536)

Provision for income tax             -            -            -             -
                                ---------    ---------    ---------     ---------
Net income (loss)               $  41,899    $  11,679    $  46,783     $ (31,536)
                                =========    =========    =========     =========

Net income (loss) per share
(Basic and fully diluted)       $    0.01    $    0.00    $    0.01     $   (0.00)
                                =========    =========    =========     =========
Weighted average number of
common shares outstanding       8,000,000    8,000,000    8,000,000     8,000,000
                                =========    =========    =========     =========



The accompanying notes are an integral part of the financial statements.

                                      F-5


                             PROMAP CORPORATION

                    STATEMENTS OF STOCKHOLDERS' EQUITY

                                    Common Stock                           Share-
                                            Amount    Paid In   Retained   holders'
                                Shares(1)   No Par    Capital   Earnings   Equity
                                ---------   -------   -------   --------   ----------
Balances at December 31, 2006   8,000,000   $ 5,000   $  -      $  5,008   $ 10,008

Net income (loss) for the year                                    41,899     41,899
                                ---------   -------   ------    --------   --------

Balances at December 31, 2007   8,000,000   $ 5,000   $  -      $ 46,907   $ 51,907

Distributions                                                    (20,000)   (20,000)

Net income (loss) for the year                                    11,679     11,679
                                ---------   -------   ------    --------   --------
Balances at December 31, 2008   8,000,000   $ 5,000   $  -      $ 38,586   $ 43,586

Sales of common stock           1,500,000    15,000                          15,000

Net income (loss) for the period                                 (31,536)   (31,536)
                                ---------   -------   ------    --------   --------
Balances at Sept. 30, 2009 -
  unaudited                     9,500,000   $20,000   $  -      $  7,050   $ 27,050
                                =========   =======   ======    ========   ========

(1) As restated for a 40 for 1 forward stock split effective June 30, 2009




The accompanying notes are an integral part of the financial statements.





                                      F-6


                             PROMAP CORPORATION

                          STATEMENTS OF CASH FLOWS

                                                          Nine          Nine
                                                          Months        Months
                                                          Ended         Ended
                                Year Ended   Year Ended   Sept. 30,     Sept. 30,
                                Dec. 31,     Dec. 31,     2008          2009
                                2007         2008         (Unaudited)   (Unaudited)
                                ----------   ----------   -----------   -----------
Cash Flows From Operating
 Activities:
  Net income (loss)             $ 41,899      $ 11,679     $ 46,783     $ (31,536)

  Adjustments to reconcile net
   loss to net cash provided by
   (used for) operating activities:
     Accounts receivable -
      related party              (30,434)       21,247        6,312       (12,786)
     Accrued payables               (799)                                     833
     Other assets                    845
     Write-offs                                  7,000
                                --------      --------     --------     ---------
     Net cash provided by
     (used for) operating
     activities                   11,511        39,926       53,095       (43,489)
                                --------      --------     --------     ---------

Cash Flows From Investing
 Activities:                        -             -            -             -
                                --------      --------     --------     ---------
     Net cash provided by
     (used for) investing
     activities                     -             -            -             -
                                --------      --------     --------     ---------

Cash Flows From Financing
 Activities:
  Sales of common stock                                                     15,000
  Distributions                     -          (20,000)     (20,000)         -
                                --------      --------     --------     ---------
     Net cash provided by
     (used for) financing
     activities                     -          (20,000)     (20,000)       15,000
                                --------      --------     --------     ---------
Net Increase (Decrease)
 In Cash                          11,511        19,926       33,095       (28,489)

Cash At The Beginning Of
 The Period                        9,214        20,725       20,725        40,651
                                --------      --------     --------     ---------
Cash At The End Of The Period   $ 20,725      $ 40,651     $ 53,820     $  12,162
                                ========      ========     ========     =========

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure
Cash paid for interest          $   -         $   -        $   -        $   -
Cash paid for income taxes      $   -         $   -        $   -        $   -



The accompanying notes are an integral part of the financial statements.

                                      F-7



                             PROMAP CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
         December 31, 2007 and 2008, & September 30, 2009 (Unaudited)


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Promap Corporation (the "Company") was incorporated in the State of Colorado on November 12, 1987. The Company sells oil and gas maps to oil and gas industry businesses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.
Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2007 and 2008, and September 30, 2009 the Company had no balance in its allowance for doubtful accounts. In 2008 the Company wrote off a $7,000 receivable to a related party.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a product at an agreed upon price, delivery has occurred, and collectability is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company had no advertising costs in 2007 or 2008, or for the nine months ended September 30, 2009.


                                      F-8



                              PROMAP CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
          December 31, 2007 and 2008, & September 30, 2009 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Because the Company through September 2009 has operated as an S-corporation, the Company is a pass-through entity for federal income tax purposes and pays no income tax at the corporate level.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company's financial instruments, as reported in the accompanying balance sheets, approximates fair value.
Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the sale of oil and gas maps, but does not separate sales of different maps into operating segments. All sales each year were to domestic companies under common control of the Company's officers.

                                      F-9



                                  ANNEX A

               Form of Common Stock Subscription Agreement

Promap Corporation
7060B S. Tucson Way
Centennial, CO  80112

Gentlemen:

     This subscription agreement relates to the offer made Promap Corporation, a Colorado corporation (the "Company"), to sell between $40,000 (the "Minimum Offering") and $200,000 (the "Maximum Offering") in shares of Company's common stock (the "Shares"), pursuant to the prospectus filed with the SEC, and as same may be amended or supplemented from time to time (the "Prospectus"). The undersigned has received a copy of the Prospectus and wishes to purchase Shares on the terms, and subject to the conditions, set forth below and in the Prospectus. The undersigned understands that pending sale of the $40,000 minimum, all proceeds will be held in a non-interest bearing escrow account by the Escrow Agent for this offering.

1.   Subscription

     1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company (i) an executed copy of this Agreement, (ii) an executed copy of the Investor Suitability Questionnaire, if applicable, and (iii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price") payable to "Corporate Stock Transfer, Inc., Escrow Agent, for Promap Corporation, as Escrow Agent", as follows:

                                [Escrow Agent]
                                   [Bank]
                              [ABA Routing No.]
                                [Account No.]
                                 [Reference]

     1.2 The Purchase Price and the executed Agreement will be held, for the benefit of the undersigned until accepted by the Company pursuant to
Section 2 below. If the Agreement is not accepted by _____ , 2009 in accordance with Section 2 of this Agreement (the "Termination Date"), then, the Purchase Price will be promptly returned to the undersigned.

     1.3 After a determination has been made, based upon the undersigned's representations herein, that the undersigned is a suitable purchaser of the Shares and the conditions set forth in Section 2 are met, the Company will accept this Agreement and the Escrow Agent will deliver the Purchase Price to the Company. Following delivery of the Purchase Price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes.

2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever. The shares will be offered at a price of $0.25 per share for a period of one hundred and twenty (120) days from the date of the Prospectus, subject to a ninety (90) day extension, for a potential total of 210 days.

                                      A-1


3. Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

     3.1 The undersigned has received the Prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

     3.2 The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "Securities Act"), meaning that the undersigned has either (i) an individual net worth or joint net worth with the undersigned's spouse in excess of $1,000,000, or (ii) an individual annual income in excess of $200,000 in each of the two most recent years or a joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level the current year, or (iii) if a corporation, trust or partnership not formed for the specific purpose of the investment in the Shares, total assets in excess of $5,000,000. All statements made by the undersigned in the Investor Suitability Questionnaire are true, complete and correct.

     3.3 Immediately prior to the undersigned's execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters (including experience with investments of a similar nature) that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

     3.4 The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

     3.5 The undersigned, if not an individual investor, is empowered and duly authorized to enter into this Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

     3.6 The type of ownership in which the undersigned is applying to purchase Shares is as follows: (Check One)

_______     INDIVIDUAL OWNERSHIP (One signature required)

_______     JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

_______ TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

_______ CORPORATION (Please include Certified Corporate Resolution authorizing signature)

_______ PARTNERSHIP (Please include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

_______     COMMUNITY PROPERTY  (Two signatures required)

_______     TENANTS-IN-COMMON (Both parties must sign)


                                      A-2

4. Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

5.   Miscellaneous.

     5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

     5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to principles of conflicts of laws.

     5.3 In the event that any dispute were to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of FINRA at a place to be designated by the Company.

     5.4 Entire Agreement; Amendment. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

     5.5 Attorneys' Fees. If any action at law and in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party maybe entitled.

     5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                      A-3





     IN WITNESS WHEREOF, the undersigned has executed this Agreement this _______ day of ______________________, 2009.


                              ________________________________________
                              Name(s) of Subscriber(s)

Address

_____________________________
_____________________________
_____________________________
_____________________________

Social Security or Tax I.D. No.

_____________________________

Purchaser Representative (if any)

_____________________________


Name and Address

_____________________________
_____________________________
_____________________________


                                  ACCEPTANCE

     The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to Shares.


Dated: ____________               Promap Corporation


                                  By_____________________________
                                    Authorized Officer








                                      A-4



                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

     Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

     Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 13. Other Expenses of Issuance and Distribution.

     Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

     Legal fees and costs     $ 20,000
     Accounting                  7,500
     Registration fees             100
     Printing of Prospectus      1,000
     Escrow Agent                1,000
     Miscellaneous                 400
                              --------
          TOTAL               $ 30,000
                              ========

Item 15. Recent Sales of Unregistered Securities.

     Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

     On November 12, 1987, we issued 100,000 shares of our no par value common stock to Steven A. Tedesco for $5,000 in cash. On September 19, 1990 we completed a two-for-one forward stock split and increased the shares owned by Mr. Tedesco to 200,000, and on June 30, 2009 we completed a forty-for-one stock split and increased the number of shares owned by Mr. Tedesco to a total of 8,000,000.


                                     II-1


     On July 24, 2009, we issued common shares at $0.01 per share for cash to the following persons and entities:

       Name                    Number of Shares    Consideration

Steven Tedesco                         225,000     $ 2,250 in cash
Christine Tedesco                      200,000     $ 2,000 in cash
Joseph O'Farrell                        50,000     $   500 in cash
Steven Quoy                            200,000     $ 2,000 in cash
Lynne Quoy                             200,000     $ 2,000 in cash
Underwood Family Partners              400,000     $ 4,000 in cash
David Bramhill                         100,000     $ 1,000 in cash
Michael Thomsen                         75,000     $   750 in cash
David Lavigne                           25,000     $   250 in cash
Robert Carington                        25,000     $   250 in cash
                                     ---------     -------
     Total                           1,500,000     $15,000 in cash

     In all of the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of accredited investors, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

     In all of the transactions shown above, we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported in this section.

     There have been no further issuances of securities through the date of this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number     Description

   3.1     Articles of Incorporation
   3.2     Articles of Amendment
   3.3     Amended and Restated Articles of Incorporation
   3.4     Bylaws
   5.1     Opinion re: Legality
   9.0     Form of Escrow Agreement
  23.1     Consent of Independent Auditors
  23.2     Consent of Counsel (See Exhibit 5.1)

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


                                     II-2


           (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                      II-3


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Denver, State of Colorado, on November 24, 2009.

                              Promap Corporation



                              By:  /s/  Steven A. Tedesco
                                   Steven A. Tedesco, President and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Date:  November 24, 2009       By:  /s/  Steven A. Tedesco
                                    Steven A. Tedesco, President, Chief
                                    Executive Officer and Director
                                    (Principal Executive Officer)



Date:  November 24, 2009       By:  /s/  Robert W. Carington, Jr.
                                    Robert W. Carington, Jr.
                                    Chief Financial Officer (Principal
                                    Financial Officer and Principal
                                    Accounting Officer)


Date:  November 24, 2009       By:  /s/  David Bramhill
                                    David Bramhill
                                    Director











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